EXHIBIT 99.5

NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Thomas A. H. White
Vice President,
Investor Relations
423.755.8996

Linnea R. Olsen
Director,
Corporate Relations
207.575.4452

UNUMPROVIDENT
CORPORATION

1 FOUNTAIN SQUARE,
CHATTANOOGA, TN 37402

www.unumprovident.com

August 13, 2002

UnumProvident Officers File Certification Letter with
the Securities and Exchange Commission

UnumProvident Corporation (NYSE: UNM) today announced that its chief executive officer, J. Harold Chandler, and chief financial officer, Robert C. Greving, filed sworn statements with the U. S. Securities and Exchange Commission (SEC) certifying the accuracy and completeness of the Company’s most recently filed annual and quarterly reports, as well as definitive proxy materials. On June 27, 2002, the SEC issued an order requiring top executives at 945 U. S. publicly traded companies to file such statements. The order covers companies with annual revenues exceeding $1.2 billion.

The SEC filings certify UnumProvident’s 2001 Form 10-K, 2002 proxy statement and Form 10-Q filings for the first two quarters of 2002. Additional certifications for the second quarter 2002 Form 10-Q also were furnished as required by the Sarbanes-Oxley Act of 2002. The certification with the SEC has been posted on the UnumProvident website, and may be accessed at www.unumprovident.com by clicking the investor relations button.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident has operations in the United States, Canada, the U.K., Japan, and elsewhere around the world.

©	2001 and 2002 UnumProvident Corporation. UnumProvident, the combined name and logo is a service mark of UnumProvident Corporation. All rights reserved.